AGREEMENT FOR SERVICES AND REPRESENTATION
                    -----------------------------------------


         I, David Bawarsky, as Chairman of the Board and CEO on behalf of QuikBIZ Internet Group, Inc., a public Nevada corporation (hereinafter, client), hereby retain and employ the Law Office of Kirk J. Girrbach, P.A. (hereinafter, Attorney), to undertake legal representation on behalf of the client in connection with the following matter: Corporate counsel as may be mutually agreed between the parties from time to time.

         1. COSTS AND ADVANCES: Aside from the fee for professional services as described infra in periodic billing, the parties agree that the Attorney shall be reimbursed for costs advanced on behalf of the client. The Attorney shall have the authority to make costs advances on the client's behalf provided that the client approve said costs in writing, which shall be for expenses, including, but not limited to, long-distance telephone calls, postage, photocopies (Xerox), notary public fees, out-of-town (out of Broward County) travel expenses (including meals and lodging while out-of-town), deposition expenses (including cost of transcript and court reporter's fee for attendance), court costs (such as filing fees, service of process, subpoena costs, witness fees, etc.), accounting and appraisal fees, and expenses of other experts which are deemed necessary to assist in the preparation and trial, or the proper handling of the case or the matter, for which the Attorney is being retained.

         2. ATTORNEY'S FEES FROM ADVERSE PARTY: Under certain circumstances, the client may be entitled to Attorney's fees from the adverse party. Because fees and costs awards are totally unpredictable, it is expressly acknowledged that it is the client's responsibility to pay the total Attorney's fees. Amounts collected from the adversary will be credited to client's account. The court award of fees, if any, does not set or limit the Attorney's fees in any way. The collection of fees form the adverse party is an additional service o the Client's behalf, and the Client is expected to pay the Attorney a further fee on the same basis as is set forth in this Agreement for performing such service.

         3.       PERIODIC BILLING:

                  (a) The Attorney will compute, on a quarterly basis, billing for fees based upon the actual amount of time that has been devoted to the Client, as well as the costs advanced on behalf of the Client. The monthly billing for fees is based upon an hourly charge of $200.00. The hourly rate shall include but not be limited to: Time spent on the telephone, in negotiation, for legal research, court appearance, mediation, depositions, and for travel t o and from locations away from Attorney's office for related matters to Client. The Attorney's compensation and reimbursement for costs shall be taken in the form of equity of the Client, registered under Form S-8 pursuant to the Securities Exchange Act of 1934, on a quarterly basis at the purchase rate equivalent to the bid price of the Client's stock at the end of said quarter.

                  (b) Attorney's bills are repayable upon receipt. Client agrees and understands that failure to make payment is a material breach of this agreement, and will entitle the Attorney to withdraw without further authority from Client. Client understands and agrees that Attorney shall have the option to cease continued work on the Client's behalf and/or withdraw from representation of Client's interest.

                  (c) In the event it is necessary to institute suit for collection of fees due to the Attorney by the Client, the Client will pay, in addition to any judgment for such fees and advances, all costs and expenses necessitated thereby, including reasonable Attorney's fees for suit.

                  (d) The provisions of this agreement at the Attorney's discretion may be disclosed to the Court in connection with any application by Attorney for fees for services that may be rendered on Client's behalf, and the Attorney has the right to advise the Court of any amounts that have been received on account of fees.

         4. TERMINATION OF REPRESENTATION: The Client shall have the right to terminate the Attorney for any reason, but will be obligated to reimburse costs and forward compensation for work performed to-date in accordance with the terms of this Agreement. The Attorney shall have the right to withdraw from representation or any case if the Client does not make payments required in this Agreement, if the Client has misrepresented or failed to discuss material facts with the Attorney. If any of these events shall occur, the client shall execute such necessary documents as will permit the Attorney to withdraw. The Attorney shall have a lien on all documents, property, or money in the Attorney's possession for the payment of all sums due to the Attorney from the client under the terms of this Agreement.

         5. REPRESENTATIONS: The Client acknowledges that the Attorney has made no guarantees whatsoever in the disposition of any phase of the matter or matters for which the Attorney has been retained and all expressions relative to it are only opinions of the Attorney.

         6. SEVERABILITY: If any paragraph, sentence, clause or phrase of this agreement is for any reason declared to be illegal, invalid, unconstitutional, void or unenforceable, all other paragraphs, sentences, clauses or phrases thereof not so held shall be and remain in full force and effect.

         7. VENUE: The parties agree that this Agreement shall be governed by the laws of the State of Florida.


Dated this 15th day of July, 1998


QuikBIZ Internet Group, Inc.                  Kirk J. Girrbach, P.A.
5310 NW 33rd Avenue, Suite 212                6500 N. Federal Highway, Suite 250
Fort Lauderdale, FL 33309                     Fort Lauderdale, FL 33308



By: s/David Bawarsky                          By: s/Kirk J. Girrbach
    ------------------------------                ------------------------------
    David Bawarsky, Chairman & CEO                Kirk J. Girrbach, Esquire



                                       2